Exhibit 10.3

January 6, 2022

Southport Acquisition Corporation

1745 Grand Avenue

Del Mar, California 92104

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”), dated December 9, 2021, entered into by and between Southport Acquisition Corporation, a Delaware corporation (the “Company”), and BofA Securities, Inc. (the “Underwriter”), relating to the underwritten initial public offering (the “Public Offering”) of 23,000,000 of the Company’s units (including 3,000,000 units that were purchased to cover over-allotments) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) and one-half of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as described in the Prospectus (as defined below). The Units were sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and listed on the New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 11 hereof.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned individuals, each of whom was elected a member of the board of directors of the Company (each, a “Director” and collectively, the “Directors”) on the date hereof hereby severally (and not jointly and severally) agrees with the Company as follows:

1.          Each Director agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, he or she shall (i) vote any shares of Capital Stock owned by him or her in favor of such proposed Business Combination and (ii) not redeem any shares of Capital Stock owned by him or her in connection with such stockholder approval. If the Company engages in a tender offer in connection with any proposed Business Combination, each Director agrees that he or she will not sell or tender any shares of Capital Stock owned by him or her in connection with such tender offer.

2.          Each Director hereby agrees that in the event that the Company fails to consummate a Business Combination within 18 months from the closing of the Public Offering, or such later period approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, as may be amended (the “Charter”)(any such later period that is approved, the “Extension Period”), he or she shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 Business Days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of amounts withdrawn to pay the Company’s taxes (“Permitted Withdrawals”) and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders of the Company (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. Each Director agrees not to propose any amendment to the Charter (i) to modify the substance or timing of the Company’s obligation to provide holders of Offering Shares the right to have their Offering Shares redeemed in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months from the closing of the Public Offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless, in each case, the Company provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of Permitted Withdrawals), divided by the number of then outstanding Offering Shares.

Each Director acknowledges that, with respect to the Founder Shares held by him or her, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account as a result of any liquidation of the Company. Each Director hereby further waives, with respect to any shares of Capital Stock held by him or her, if any, any redemption rights he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Directors and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares they hold if the Company fails to consummate a Business Combination within the 18 months from the closing of the Public Offering or during any Extension Period) or in connection with a stockholder vote to approve an amendment to the Charter to modify the substance or timing of the Company’s obligation to provide holders of Offering Shares the right to have their Offering Shares redeemed or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the 18 months from the closing of the Public Offering or with respect to any other material provision relating to stockholders’ rights or pre-initial Business Combination activity.

3.          During the period commencing on the date hereof and ending 180 days after the effective date of the Underwriting Agreement, each Director shall not, without the prior written consent of the Underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to any Units, shares of Capital Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, any Units, shares of Capital Stock or Warrants, or publicly disclose the intention to undertake any of the foregoing or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Capital Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, Units, shares of Capital Stock or Warrants owned by him or her, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of such securities, in cash or otherwise; provided, however, that the foregoing shall not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to current or future independent directors of the Company (as long as such current or future independent director is or becomes subject to the terms of this Letter Agreement with respect to such Founder Shares at the time of such transfer; and, as long as, to the extent any reporting obligation under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is triggered as a result of such transfer, any related filing under Section 16 of the Exchange Act includes a practical explanation of the transfer).

4.          Each Director hereby agrees and acknowledges that: (i) the Underwriter and the Company would be irreparably injured in the event of a breach by such Director of his or her obligations under paragraphs 1, 2, 3, 5(a), 5(b), and 7, as applicable, of this Letter Agreement (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

5.          (a)          Each Director agrees that he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) subsequent to the Company’s initial Business Combination, (x) if the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the completion of the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b)          Each Director agrees that he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants) until 30 days after the completion of the Company’s initial Business Combination (the “Private Placement Warrants Lock-up Period,” together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c)          Notwithstanding the provisions set forth in paragraphs 3 and 5(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by any Director or any of his or her permitted transferees (that have complied with this paragraph 5(c)), are permitted (i) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, Southport Acquisition Sponsor LLC (the “Sponsor”), any members of the Sponsor, or any affiliates of the Sponsor; (ii) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such individual, or to a charitable organization; (iii) in the case of an individual, by virtue of the laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with the consummation of the Company’s initial Business Combination at prices no greater than the price at which the Founder Shares, Private Placement Warrants or the shares of Common Stock, as the case may be, were originally purchased; (vi) in the event of the Company’s liquidation prior to the completion of its initial Business Combination; (vii) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (viii) in the event of the Company’s completion of a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Capital Stock for cash, securities or other property subsequent to the Company’s completion of its initial Business Combination; or (ix) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (viii) above; provided, however, that in the case of clauses (i) through (v) and (ix), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement.

6.          Each Director represents and warrants that he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Director’s biographical information furnished to the Company is true and accurate in all respects and does not omit any material information with respect to such Director’s background. Each Director represents and warrants that: he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and he or she is not currently a defendant in any such criminal proceeding.

7.          Except as disclosed in the Prospectus, neither the Sponsor nor any Director nor any affiliate of the Sponsor or any Director shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation for services rendered to the Company prior to or in connection with the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination: payment to the Sponsor of a total of $15,000 per month for office space, utilities, and secretarial and administrative services; repayment of a loan and advances of up to $350,000 made to the Company by the Sponsor to cover expenses related to the organization of the Company and the Public Offering; reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating the Company’s initial Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to fund working capital deficiencies or finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

8.          Each Director has full right and power, without violating any agreement to which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as a director of the Company.

9.          As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions in The City of New York, New York, are authorized or required by law to close; (iii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iv) “Founder Shares” shall mean the 5,750,000 shares of the Company’s Class B common stock, par value $0.0001 per share outstanding immediately prior to the consummation of the Public Offering; (v) “Initial Stockholders” shall mean the Sponsor and any other person that is a holder of Founder Shares immediately prior to the Public Offering; (vi) “Private Placement Warrants” shall mean the warrants to purchase up to 11,700,000 shares of Common Stock of the Company that the Sponsor purchased for an aggregate purchase price of $11,700,000, or $1.00 per warrant, in a private placement that occurred simultaneously with the consummation of the Public Offering; (vii) “Public Stockholders” shall mean the holders of the Offering Shares; (viii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants were deposited; (ix) “Transfer” shall mean the (a) sale, assignment, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (x) “Warrants” shall mean the Public Warrants and the Private Placement Warrants.

10.          This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

11.          Except as otherwise provided herein, no party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on each Director and his or her respective successors, heirs and assigns and permitted transferees.

12.          Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

13.          This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Letter Agreement or in any other certificate, agreement or document related to this Letter Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

14.          This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15.          This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

16.          Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

17.          This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company.

[Signature Page Follows]

Sincerely,

/s/ Matthew Hansen
Matthew Hansen

/s/ Jennifer Nuckles
Jennifer Nuckles

Acknowledged and Agreed:
SOUTHPORT ACQUISITION CORPORATION

By:	/s/ Jeb Spencer
Name: Jeb Spencer
Title: Chief Executive Officer

[Signature Page to Letter Agreement for Additional Directors]